UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
Form 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): January 6, 2025
Stellar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-38280	20-8339782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
9 Greenway Plaza, Suite 110
Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
(713) 210-7600
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers

Retirement of Michael A. Havard from Board of Directors

On January 6, 2025, Michael A. Havard a member of the Board of Directors of Stellar Bancorp, Inc. (the “Company”) provided notice of his decision to not stand for reelection at the Company’s 2025 Annual Shareholder’s Meeting (the “2025 Annual Meeting”). Mr. Havard has served as a director of the Company since 2017 and is a member of the Company’s Compensation Committee and Audit Committee. Mr. Havard will continue to serve in such roles at the Company until his term as a director of the Company expires at the 2025 Annual Meeting. Upon the completion of his term as a director of the Company, Mr. Havard intends to retire from his positions with the Company. Mr. Havard’s decision not to stand for reelection did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.
Item 9.01. Financial Statements and Exhibits.

Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR BANCORP, INC.

Date: January 10, 2025	By:	/s/ Paul P. Egge
Paul P. Egge
Chief Financial Officer